Exhibit (h)(4)(xv)

AMENDMENT No. 15

to the

Transfer Agency and Service Agreement

between

1290 Funds, EQ Advisors Trust, and SS&C GIDS, Inc.

This Amendment No. 15 is made this 2nd day of November 2026, to be effective on November 2, 2026, between SS&C GIDS, Inc. (the “Transfer Agent”) and each of the entities, individually and not jointly, as listed on Schedule A (collectively, the “Funds” and individually, the “Fund”).

WHEREAS, the 1290 Funds, on behalf of each of its series, and the Transfer Agent are parties to the

Transfer Agency and Service Agreement dated October 29, 2014, as amended (the “Agreement”);

WHEREAS, EQ Advisors Trust, on behalf of certain of its series, became a party to the Agreement pursuant to Amendment No. 6 dated January 24, 2019; and

WHEREAS, the parties desire to add 1290 Equity 500 Index Fund to the list of Funds on Schedule A, and in accordance with Section 16.1 (Amendment) of the Agreement, the parties desire to amend the Agreement as set forth herein (hereinafter, “Amendment 15”).

NOW THEREFORE, for good and valuable consideration, the sufficiency of which is hereby acknowledged, and in consideration of the mutual covenants of the parties herein contained, the parties acknowledge and agree as follows:

1. Schedule A to the Agreement is hereby deleted in its entirety and replaced with the Schedule A attached hereto, effective as of November 2, 2026.

2. Except as specifically set forth in this Amendment 15, all other terms and conditions of the Agreement shall remain in full force and effect.

3. This Amendment may be executed in separate counterparts, each of which will be deemed to be an original and all of which, collectively, will be deemed to constitute one and the same Amendment.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment 15 to be executed by their duly authorized representatives as of the date first above written.

[Signature page follows]

Copyright SS&C GIDS, Inc. 2023	1	SS&C CONFIDENTIAL

1290 FUNDS, ON BEHALF OF ITS SERIES, INDIVIDUALLY AND NOT JOINTLY, AS LISTED ON SCHEDULE A, ATTACHED HERETO		SS&C GIDS, INC.

By:	/s/ Kenneth Kozlowski	By:	/s/ Nicholas Wright
Name:	Kenneth Kozlowski	Name:	Nicholas Wright
Title:	Chief Investment Officer and Senior Vice President	Title:	Authorized Representative

As an Authorized Officer on behalf of each of the

Entities Individually and not Jointly as listed on

Schedule A

EQ ADVISORS TRUST, ON BEHALF OF ITS

SERIES, INDIVIDUALLY AND NOT JOINTLY,

AS LISTED ON SCHEDULE A, ATTACHED

HERETO

By:	/s/ Kenneth Kozlowski
Name:	Kenneth Kozlowski
Title:	Chief Investment Officer and Senior Vice President

As an Authorized Officer on behalf of each of the

Entities Individually and not Jointly as listed on

Schedule A

Copyright SS&C GIDS, Inc. 2023	2	SS&C CONFIDENTIAL

Schedule A

Effective November 2, 2026

Fund	Type of Entity Jurisdiction

1290 Funds	Statutory Trust Delaware

1290 Avantis® U.S. Large Cap Growth Fund

1290 Diversified Bond Fund

1290 Essex Small Cap Growth Fund

1290 Equity 500 Index Fund

1290 GAMCO Small/Mid Cap Value Fund

1290 High Yield Bond Fund

1290 Loomis Sayles Multi-Asset Income Fund

1290 Multi-Alternative Strategies Fund

1290 SmartBeta Equity Fund

Fund	Type of Entity Jurisdiction

EQ Advisors Trust*	Statutory Trust Delaware

1290 VT Convertible Securities Portfolio

1290 VT GAMCO Small Company Value Portfolio

1290 VT Micro Cap Portfolio

1290 VT SmartBeta Equity ESG Portfolio

1290 VT Socially Responsible Portfolio

1290 VT GAMCO Mergers & Acquisitions Portfolio

EQ/2000 Managed Volatility Portfolio

EQ/400 Managed Volatility Portfolio

EQ/AB Short Duration Government Bond Portfolio

EQ/AB Small Cap Growth Portfolio

EQ/Aggressive Allocation Portfolio

EQ/Aggressive Growth Strategy Portfolio

EQ/Balanced Strategy Portfolio

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EQ/ClearBridge Select Equity Managed Volatility Portfolio

EQ/Common Stock Index Portfolio

EQ/Conservative Allocation Portfolio

EQ/Conservative-Plus Allocation Portfolio

EQ/Core Bond Index Portfolio

EQ/Equity 500 Index Portfolio

EQ/Franklin Small Cap Value Managed Volatility Portfolio

EQ/Global Equity Managed Volatility Portfolio

EQ/Intermediate Government Bond Portfolio

EQ/International Core Managed Volatility Portfolio

EQ/International Equity Index Portfolio

EQ/International Value Managed Volatility Portfolio

EQ/Janus Enterprise Portfolio

EQ/Large Cap Core Managed Volatility Portfolio

EQ/Large Cap Growth Index Portfolio

EQ/Large Cap Growth Managed Volatility Portfolio

EQ/Large Cap Value Index Portfolio

EQ/Large Cap Value Managed Volatility Portfolio

EQ/Mid Cap Index Portfolio

EQ/Mid Cap Value Managed Volatility Portfolio

EQ/Moderate Allocation Portfolio

EQ/Moderate-Plus Allocation Portfolio

EQ/Money Market Portfolio

EQ/Quality Bond PLUS Portfolio

EQ/Small Company Index Portfolio

Multimanager Technology Portfolio

*	Class IB shares

Copyright SS&C GIDS, Inc. 2023	4	SS&C CONFIDENTIAL